UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 13, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

               1-5721                              13-2615557
       (Commission File Number)         (IRS Employer Identification No.)

                 315 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10010
               (Address of Principal Executive Offices) (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


NY2:\1536513\05\WXKX05!.DOC\76830.0001

Item 1.01.     Entry into a Material Definitive Agreement.

           On July 13, 2005, the Company entered into new employment agreements with each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively, of the Company. These employment agreements are for the period from July 1, 2005, to June 30, 2015.

           The new employment agreements, provide for Mr. Cumming's employment as the Company Chairman of the Board and Chief Executive Officer and for Mr. Steinberg's employment as the Company President through June 30, 2015 at annual salaries of $639,965 (the level of their current salary), subject to annual cost-of-living adjustments, plus any additional compensation as may be voted by the Board of Directors. Messrs. Cumming and Steinberg are entitled to participate in all of the Company incentive plans and those of the Company's other subsidiary and affiliated companies. The agreements also entitle each of Messrs. Cumming and Steinberg to personal use of company-owned aircraft provided that the incremental cost thereof to the Company does not exceed $1.5 million in any year. If the Securities and Exchange Commission modifies its reporting rules in a manner that would cause the Company to report that the cost to the Company exceeded $1.5 million in any year, Messrs. Cumming and Steinberg have agreed to negotiate a potential modification of the benefit described in the foregoing sentence. The agreements also provides that the Company carry at its expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to the beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if (1) there is a change in control of the company and (A) either the employment of Messrs. Cumming or Steinberg is terminated by the Company without cause; or (B) Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences, such as the appointment or election of another person to his office, the aggregate compensation and other benefits to be received by Mr. Cumming or Mr. Steinberg for any twelve full calendar months falling below 115% of the amount received by him during the comparable preceding twelve month period, or a change in the location of his principal place of employment, Messrs. Cumming or Steinberg will receive a severance allowance equal to the remainder of the aggregate annual salary, as adjusted for increases in the cost of living, that he would have received under his employment agreement. In addition, the Company or its successors will continue to carry the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg through the scheduled termination of the employment agreement.

           Copies of the new employment agreements are filed herewith as Exhibits 99.1 and 99.2.

Item 9.01.     Financial Statements and Exhibits.

          (c)  Exhibits

         99.1 Employment Agreement, dated as of June 30, 2005, between Leucadia National Corporation and Ian M. Cumming.

         99.2 Employment Agreement, dated as of June 30, 2005, between Leucadia National Corporation and Joseph S. Steinberg.







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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 14, 2005

                                          LEUCADIA NATIONAL CORPORATION


                                                    /s/ Joseph A. Orlando
                                                   -----------------------------
                                          Name:    Joseph A. Orlando
                                          Title:   Vice President and Chief
                                                   Financial Officer









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